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                                                                  EXHIBIT 99.1



IBIS TECHNOLOGY CORPORATION AND MITSUBISHI MATERIALS
SILICON CORPORATION COMPLETE STANDARD AND ADVANTOX
SIMOX-SOI PROCESS LICENSING AGREEMENT

BUSINESS WIRE - NOVEMBER 30, 1999 15:18

DANVERS, Mass.--(BUSINESS WIRE)--Nov. 30, 1999--

     Mitsubishi to Provide Additional Source of Ibis Wafers
                 to Semiconductor Manufacturers

Ibis Technology Corporation (NASDAQ: IBIS), a leading manufacturer and supplier of SIMOX-SOI (Separation by IMplantation of OXygen / Silicon-On-Insulator) implantation equipment and wafers for semiconductor manufacturers, today announced the successful completion of an agreement to license its standard and Advantox(R) SIMOX-SOI wafer fabrication process to Mitsubishi Materials Silicon Corporation (Mitsubishi). The Agreement consists of an initial royalty fee and future royalties based on a percentage of Mitsubishi's SIMOX-SOI wafer sales.

Ibis Technology previously reported initial negotiations with Mitsubishi last year to form a comprehensive business arrangement that included a licensing agreement and permitted Mitsubishi to manufacture Ibis' SIMOX-SOI wafers in Japan and certain Pacific Rim countries. In addition, Mitsubishi was permitted to market the wafers worldwide. Concurrently, an Ibis 1000 oxygen implant system was sold to Mitsubishi, thereby allowing Mitsubishi to establish a Japanese-based manufacturing facility for the wafers.

"SIMOX-SOI technology is emerging as a key enabling material to drive the technology roadmaps of several leading integrated circuit manufacturers, particularly for high performance computers and low power communications devices," said Martin Reid, President and Chief Executive Officer of Ibis Technology. "With the adoption of any new technology, access to sufficient supply and multiple sources are critical issues for manufacturers. This licensing agreement establishes Mitsubishi as a viable and reliable additional source for Ibis SIMOX wafers, while also expanding our commercial market".

SIMOX-SOI wafers are Silicon-On-Insulator wafers that enable the production of integrated circuits which the Company believes offer significant advantages over circuits constructed on conventional silicon or epitaxial wafers. These advantages include improved microprocessing speed, reduced power consumption and higher temperature operation. Ibis' SIMOX-SOI implantation equipment consists of advanced proprietary high current Ibis 1000 oxygen implanters.


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Ibis introduced the Advantox(R) portfolio last year in an effort to expand the range of commercial applications for Ibis SIMOX-SOI wafers and to enhance the capabilities of the Ibis 1000 implant system.

About Mitsubishi Materials Silicon Corporation

Mitsubishi Materials Silicon is a wholly owned subsidiary of Mitsubishi Materials, Japan's largest integrated producer of nonferrous metals, cement, and electronic materials.

About Ibis Technology

Ibis Technology Corporation is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. The Company is a premier manufacturer and supplier of SIMOX-SOI implantation equipment and wafers for the worldwide semiconductor industry.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the role of SIMOX-SOI in the integrated circuit industry. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, the impact of the Year 2000 issue, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site at http://www.ibis.com.

     CONTACT:  Ibis Technology Corporation
               Debra L. Nelson, 978-777-4247
               or
               Al Alioto, 978-777-4247 or 831-662-9100
               or
               The Loomis Group, Inc
               Charla Jones, 617-638-0022
               charla@loomisgroup.com